SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    Form 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): July 12, 2001

                          The Ziegler Companies, Inc.
             (Exact name of Registrant as specified in its charter)

          Wisconsin                    1-10854                39-1148883
          ---------                    -------                ----------
 (State or other jurisdiction     (Commission File         (I.R.S. Employer
      of incorporation)                Number)            Identification No.)

                           The Ziegler Companies Inc.
                           250 East Wisconsin Avenue
                          Milwaukee, Wisconsin  53202

              (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code:(414) 277-4400

Item 5.  Other Events.

     On July 12, 2001, The Ziegler Companies, Inc. announced that it had entered into a definitive agreement to sell Portfolio Management Consultants, Inc., its Denver-based subsidiary, to The EnvestNet Group, Inc.

     Under the terms of the Agreement and Plan of Merger among The Ziegler Companies, Inc., PMC International, Inc., The EnvestNet Group, Inc., and EnvestNet Acquisition Corp., a newly formed subsidiary of the EnvestNet Group, Inc., the newly formed subsidiary will merge with and into PMC International, Inc. The transaction, which was valued at $17.5 million, is expected to close by the end of August 2001.

     The Agreement and Plan of Merger and the press release issued in connection therewith are filed as exhibits to this report. The above summary of the Agreement and Plan of Merger is qualified by reference to the provisions of the Agreement and Plan of Merger filed as an exhibit.

Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits:

          See Exhibit Index following the Signature page of this report, which is incorporated herein by reference.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              The Ziegler Companies, Inc.
                              (Registrant)

Date: July 17, 2001           By: /s/S. Charles O'Meara
                                 ---------------------------------------------
                                 S. Charles O'Meara
                                 Senior Vice President, Secretary
                                 and General Counsel
                                 (Duly authorized to sign on behalf
                                   of the Registrant)

                          The Ziegler Companies, Inc.
                               (the "Registrant")
                          (Commission File No. 1-10854)

                                 EXHIBIT INDEX
                                       to
                            FORM 8-K CURRENT REPORT
                         Date of Report: July 12, 2001

Exhibit                                                            Filed
Number              Description                                   Herewith

   2                Agreement and Plan of Merger by                  X
                    and among The Ziegler
                    Companies, Inc., PMC
                    International, Inc., The EnvestNet
                    Group, Inc., and EnvestNet
                    Acquisition Corp., dated
                    July 12, 2001

 99.1               The Ziegler Companies, Inc. Press                X
                    Release dated July 12, 2001